EXHIBIT 10.1
FIRST AMENDMENT
     FIRST AMENDMENT, dated as of April 9, 2008 (this “Amendment”), to the Credit Agreement, dated as of January 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gartner, Inc. (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”), Bank of America, N.A., as syndication agent, Citibank, N.A., RBS Citizens, National Association successor by merger to Citizens Bank of Massachusetts and LaSalle Bank National Association, as documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to the Credit Agreement;
     WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement as set forth herein; and
     WHEREAS, the Lenders are willing to agree to the requested amendments;
     NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     2. Amendment of Section 1.1 (Definitions).
     (a) The definitions of the following terms set forth in Section 1.1 of the Credit Agreement are hereby amended as follows
     “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time, (b) from the Closing Date until the First Amendment Effective Date, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding and (c) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans, (ii) the aggregate then unpaid principal amount of such Lender’s 2008 Term Loans and (iii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
     “Applicable Margin” for each Type of Loan or the Commitment Fee Rate, the rate per annum set forth under the relevant column heading below, in respect of:

     (a) Term Loans and Revolving Loans

	Consolidated	Applicable Margin	Applicable Margin	Commitment Fee
Level	Leverage Ratio	for Eurodollar Loans	for ABR Loans	Rate
I	> 3.25 to 1.00	1.250%	0.250%	0.300%
II	> 2.50 to 1.00	1.000%	0.000%	0.250%
III	> 1.75 to 1.00	0.875%	0.000%	0.200%
IV	> 1.00 to 1.00	0.750%	0.000%	0.175%
V	< 1.00 to 1.00	0.625%	0.000%	0.150%
     (b) 2008 Term Loans

	Consolidated	Applicable Margin	Applicable Margin
Level	Leverage Ratio	for Eurodollar Loans	for ABR Loans
I	> 3.25 to 1.00	1.750%	0.75%
II	> 2.50 to 1.00	1.500%	0.50%
III	> 1.75 to 1.00	1.250%	0.25%
IV	> 1.00 to 1.00	1.000%	0.00%
V	< 1.00 to 1.00	0.875%	0.00%
The Applicable Margin on the Closing Date shall be the rate per annum set forth in Level III above. On the First Amendment Effective Date, the Applicable Margin shall be the rate per annum set forth in Level II, and at no time prior to the beginning of the third full fiscal quarter following the First Amendment Effective Date shall the Applicable Margin be less than the rate per annum set forth in Level II. Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. Each determination of the Consolidated Leverage Ratio pursuant hereto shall be made in a manner consistent with the determination thereof pursuant to Section 7.1(a)
     “Commitment”: as to any Lender, the sum of the Term Commitment, the Revolving Commitment and the 2008 Term Commitment of such Lender.
     “Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans and the 2008 Term Loans).
     “Designated Foreign Currencies”: Australian Dollars, Canadian Dollars, Euros, Hong Kong Dollars, New Zealand Dollars, Singapore Dollars, Sterling, Swiss francs, Yen, Indian Rupee, Korean Won and Mexican Peso.

     “Facility”: each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”); (b) the 2008 Term Commitments and the 2008 Term Loans made thereunder (the “2008 Term Facility”); and (c) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).
     “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans or the 2008 Term Loans, as the case may be;
     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
     (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.
     “Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, the 2008 Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).
     “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.9(c) or the 2008 Term Loans pursuant to Section 2.9(d) as a result of the delivery of a Reinvestment Notice.

     “Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect, (b) from the Closing Date until the First Amendment Effective Date, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding, and (c) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the aggregate unpaid principal amount of the 2008 Term Loans then outstanding and (iii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
     (b) The following definitions shall be added in the appropriate alphabetical order:
     “2008 Lender”: each Lender that has a 2008 Term Commitment or that holds a 2008 Term Loan.
     “2008 Term Commitment”: as to any 2008 Lender, the obligation of such 2008 Lender, if any, to make a 2008 Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “2008 Term Commitment” opposite such 2008 Lender’s name on Schedule 1.1B. The original aggregate amount of the 2008 Term Commitments is $150,000,000.
     “2008 Term Loan”: as defined in Section 2.1.
     “2008 Term Percentage”: as to any 2008 Lender at any time, the percentage which such Lender’s 2008 Term Commitment then constitutes of the aggregate 2008 Term Commitments (or, at any time after the First Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s 2008 Term Loans then outstanding constitutes of the aggregate principal amount of the 2008 Term Loans then outstanding).
     “Confidential Information Memoranda”: the collective reference to the Confidential Information Memorandum 2007 and the Confidential Information Memorandum 2008.
     “Confidential Information Memorandum 2007”: the Confidential Information Memorandum dated January 2007 and furnished to certain Lenders.
     “Confidential Information Memorandum 2008”: the Confidential Information Memorandum dated March 2008 and furnished to certain 2008 Lenders.
     “First Amendment Effective Date”: April 9, 2008
     (c) The definition of “Confidential Information Memorandum” shall be deleted in its entirety.
     3. Amendment to Section 2.1 (Term Commitments). Section 2.1 is hereby amended by restating it to read in its entirety as follows:
     “2.1 Term Commitments. (a) Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (the “Term Loans”) to the Borrower on the

Closing Date, in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.
     (b) Subject to the terms and conditions hereof, each 2008 Lender severally agrees to make a term loan (the “2008 Term Loans”) to the Borrower on the First Amendment Effective Date in an amount not to exceed the amount of the 2008 Term Commitment of such 2008 Lender. The 2008 Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.”
     4. Amendment to Section 2.2 (Procedure for Term Loan Borrowing). Section 2.2 is hereby amended by restating it to read in its entirety as follows:
     “2.2 Procedure for Term Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date or First Amendment Effective Date, as applicable) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed or the 2008 Lenders make the 2008 Term Loans on the First Amendment Effective Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date and the 2008 Term Loans made on the First Amendment Effective Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender or 2008 Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date or the First Amendment Effective Date, as applicable, each Term Lender or 2008 Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan, Term Loans, 2008 Term Loan or 2008 Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders or the 2008 Lenders in immediately available funds.”
     5. Amendment to Section 2.3 (Repayment of Term Loans). Section 2.3 is hereby amended by restating it to read in its entirety as follows:
“2.3 Repayment of Term Loans. (a) The Term Loan of each Lender shall mature in 19 consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage, multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount of Term Loans
September 30, 2007	$3,000,000
December 31, 2007	$3,000,000
March 31, 2008	$3,000,000
June 30, 2008	$4,500,000
September 30, 2008	$4,500,000
December 31, 2008	$4,500,000
March 31, 2009	$4,500,000

Installment	Principal Amount of Term Loans
June 30, 2009	$ 9,000,000
September 30, 2009	$ 9,000,000
December 31, 2009	$ 9,000,000
March 31, 2010	$ 9,000,000
June 30, 2010	$13,500,000
September 30, 2010	$13,500,000
December 31, 2010	$13,500,000
March 31, 2011	$13,500,000
June 30, 2011	$15,750,000
September 30, 2011	$15,750,000
December 31, 2011	$15,750,000
Revolving Termination Date	$15,750,000
(b) The 2008 Term Loan of each Lender shall mature in 16 consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s 2008 Term Percentage, multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount of 2008 Term Loans
June 30, 2008	$ 3,750,000
September 30, 2008	$ 3,750,000
December 31, 2008	$ 3,750,000
March 31, 2009	$ 3,750,000
June 30, 2009	$ 7,500,000
September 30, 2009	$ 7,500,000
December 31, 2009	$ 7,500,000
March 31, 2010	$ 7,500,000
June 30, 2010	$11,250,000
September 30, 2010	$11,250,000
December 31, 2010	$11,250,000
March 31, 2011	$11,250,000
June 30, 2011	$15,000,000
September 30, 2011	$15,000,000
December 31, 2011	$15,000,000
Revolving Termination Date	$15,000,000

     6. Amendment of Section 2.8 (Optional Prepayments). Section 2.8 is hereby amended by replacing the last sentence thereof with the following:
     “Partial prepayments of Term Loans, 2008 Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof (or any lesser amount that then remains outstanding with respect to the Term Loans, 2008 Term Loans or Revolving Loans).”
     7. Amendment of Section 2.9 (Mandatory Prepayments and Commitment Reductions). Section 2.9 is hereby amended by:
     (a) adding (i) before the period at the end of paragraph (a) thereof and (ii) before the semicolon in the first sentence and before the period at the end of paragraph (b) thereof the phrase, “and the 2008 Term Loans as set forth in Section 2.9(d), ratably as between the Term Loans and the 2008 Term Loans”
     (b) adding a new clause (d) to read in its entirety as follows:
“(d) Amounts to be applied in connection with prepayments made pursuant to Section 2.9 shall be applied to the prepayment of the 2008 Term Loans in accordance with Section 2.15(c). The application of any prepayment pursuant to Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.9 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.”
     8. Amendment of Section 2.15 (Pro Rata Treatment of Payments). Section 2.15 is hereby amended by:
     (a) restating clause (a) as follows:
“(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages, 2008 Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.”
     (b) inserting a new clause (c) after existing clause (b) to read in its entirety as follows:
“(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the 2008 Term Loans shall be made pro rata according to the respective outstanding principal amounts of the 2008 Term Loans then held by the 2008 Lenders. The amount of each principal prepayment of the 2008 Term Loans shall be applied to reduce the then remaining installments of the 2008 Term Loans pro rata based upon the then remaining principal amounts thereof. Amounts prepaid on account of the 2008 Term Loans may not be reborrowed.”
     (c) relettering existing clauses (c) through (f) as clauses (d) through (g).

     9. Amendment to Section 3.1 (L/C Commitment). Section 3.1(a) is hereby amended by restating in its entirety the language before the proviso as follows:
     “(a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit and similar instruments permitted to be issued by it (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender;”
     10. Amendment to Section 4.10 (Taxes). Section 4.10 is hereby amended by inserting before the period at the end thereof the phrase “except as could not reasonably be expected to have a Material Adverse Effect”.
     11. Amendment of Section 4.16 (Use of Proceeds). Section 4.16 is hereby amended by inserting before the last sentence thereof, “The proceeds of the 2008 Term Loans shall be used for general corporate purposes, including permitted repurchases of the Borrower’s common stock.”
     12. Amendment of Section 4.18 (Accuracy of Information, etc.). Section 4.18 is hereby amended by replacing “Confidential Information Memorandum” with “Confidential Information Memorandum 2008” in each place it appears.
     13. Amendment of Section 7.1 (Financial Condition Covenants). Section 7.1 is hereby amended by:
     (a) replacing the chart in clause (a) with the following:

Period	Consolidated Leverage Ratio
Closing Date through September 29, 2007	3.75 to 1.00
September 30, 2007 through December 30, 2007	3.50 to 1.00
December 31, 2007 through December 31, 2008	3.25 to 1.00
January 1, 2009 and thereafter	3.00 to 1.00
     (b) restating clause (b) to read in its entirety as follows:
“(b) Consolidated Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, calculated as at the end of such fiscal quarter for the period of four consecutive fiscal quarters of the Borrower ended during any period set forth below, to exceed the ratio set forth below opposite such period:

Period	Consolidated Fixed Charge Coverage Ratio
First Amendment Effective Date through September 30, 2008	3.00 to 1.00
October 1, 2008 through December 31, 2008	2.50 to 1.00
January 1, 2009 through December 31, 2009	2.00 to 1.00
January 1, 2010 and thereafter	1.75 to 1.00

     14. Amendment of Section 7.6 (Restricted Payments). Section 7.6(d) is hereby amended by restating the parenthetical therein as follows:
     “(provided, that the Borrower’s Consolidated Leverage Ratio shall be at least 0.50 less than the applicable level set forth in Section 7.1(a), except such limitation shall not apply to share repurchases during the period from the First Amendment Effective Date to December 31, 2008 in an aggregate amount not to exceed $200,000,000)”.
     15. Amendment of Section 7.8 (Investments). Section 7.8 is hereby amended by replacing the words “investment” and investments” with “Investment” and “Investments”, respectively, in each place they appear.
     16. Amendment to Section 10.1 (Amendments and Waivers). Section 10.1 is hereby amended by restating clause (a) in the last paragraph thereof to read in its entirety as follows:
     “(a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, 2008 Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and”.
     17. Amendment of Section 10.6 (Successors and Assigns; Participations and Assignments). Section 10.6 is hereby amended by:
     (a) restating clause (b)(i)(B) to read in its entirety as follows:
“(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan or 2008 Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and”
     (b) restating clause (b)(i)(C) to read in its entirety as follows:
“(C) the Issuing Lender (such consent not to be unreasonably withheld), provided that no consent of the Issuing Lender shall be required for an assignment of all or any portion of a Term Loan or 2008 Term Loan.”
     (c) restating the second parenthetical in clause (b)(ii)(A) to read in its entirety as follows:
“(or, in the case of the Term Facility or 2008 Term Facility, $1,000,000)”

     18. Amendment to Schedules. The Schedules to the Credit Agreement are hereby amended by inserting Annex I attached hereto as a new Schedule 1.1B to the Credit Agreement.
     19. Agreement. The parties hereto agree that each reference in Section 10.1 to the “Term Loan” shall be deemed to include a reference to “the 2008 Term Loans” or “a 2008 Term Loan” as the case may be.
     20. Representations and Warranties. On and as of the First Amendment Effective Date, the Borrower hereby confirms, reaffirms and restates the representations set forth in Section 4 of the Credit Agreement, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date. The Borrower hereby represents and warrants to the Administrative Agent and each Lender and 2008 Lender that (i) each of the most recently delivered financial statements presents fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal periods then ended and (ii) since delivery of such financial statements, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
     21. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions:
     (a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Administrative Agent, the Required Lenders and the 2008 Lenders as of the date hereof.
     (b) The Administrative Agent shall have received counterparts of the Acknowledgement and Consent attached hereto, executed and delivered by an authorized officer of each Loan Party party thereto.
     (c) The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the First Amendment Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.
     (d) The Administrative Agent shall have received the legal opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E to the Credit Agreement. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Amendment as the Administrative Agent may reasonably require.
     (e) The Administrative Agent, the Lenders, J.P. Morgan Securities Inc. and counsel to the Administrative Agent and J.P. Morgan Securities Inc. shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the First Amendment Effective Date.

     (f) The Administrative Agent shall have received notice (which notice has been received by 10:00 A.M., New York City time, one Business Day prior to the First Amendment Effective Date) requesting that the 2008 Lenders make the 2008 Term Loans on the First Amendment Effective Date and specifying the amount to be borrowed.
     (g) Each of the representations and warranties made by the Borrower in or pursuant to this Amendment shall be true and correct in all material respects on and as of the First Amendment Effective Date, as if made on and as of such date unless such representation relates solely to an earlier date, in which case such representation shall be true and correct as of such date.
     (h) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or after giving effect to any 2008 Term Loans requested to be made on such date.
     22. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute and amendment of, or an indication of the Lenders’ willingness to amend, any other provisions of the Credit Agreement or the same sections for any other date or purpose.
     23. Fees and Expenses. The Borrower agrees to pay and reimburse each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to such Lender.
     24. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of the counterparts shall together constitute one and the same instrument. Any such counterpart may be delivered by facsimile or by “pdf” in an e-mail transmission.
     25. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

GARTNER, INC.
By:
Name
Title:

[Signature page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:
Name
Title:

[Signature page to First Amendment]

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender
By:
Name
Title:

[Signature page to First Amendment]

CITIBANK, N.A., as Documentation Agent and as a Lender
By:
Name
Title:

[Signature page to First Amendment]

RBS CITIZENS, NATIONAL ASSOCIATION, as Documentation Agent and as a Lender
By:
Name
Title:

[Signature page to First Amendment]

LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Lender
By:
Name
Title:

[Signature page to First Amendment]

THE BANK OF NOVA SCOTIA, as a Lender
By:
Name
Title:

[Signature page to First Amendment]

SCOTIABANC INC., as a Lender
By:
Name
Title:

[Signature page to First Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:
Name
Title:

[Signature page to First Amendment]

HSBC BANK USA, N.A., as a Lender
By:
Name
Title:

[Signature page to First Amendment]

WACHOVIA BANK, N.A., as a Lender
By:
Name
Title:

[Signature page to First Amendment]

FIFTH THIRD BANK, as a Lender
By:
Name
Title:

[Signature page to First Amendment]

MIZUHO CORPORATE BANK, LTD., as a Lender
By:
Name
Title:

[Signature page to First Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:
Name
Title:

[Signature page to First Amendment]

COMMERCE BANK, N.A., as a Lender
By:
Name
Title:

[Signature page to First Amendment]

PEOPLE’S BANK, as a Lender
By:
Name
Title:

[Signature page to First Amendment]

WEBSTER BANK, N.A., as a Lender
By:
Name
Title:

[Signature page to First Amendment]

THE NORTHERN TRUST COMPANY, as a Lender
By:
Name
Title:

[Signature page to First Amendment]

ANNEX I
Schedule 1.1B
Commitments

Name of Lender	2008 Term Commitment
JPMorgan Chase Bank, N.A.	$30,000,000.00

RBS Citizens, National Association	$20,000,000.00

Fifth Third Bank	$35,000,000.00

Commerce Bank, N.A.	$20,000,000.00

Scotiabanc Inc.	$15,000,000.00

HSBC Bank USA, N.A.	$10,000,000.00

KeyBank National Association	$10,000,000.00

The Northern Trust Company	$10,000,000.00

Total	$150,000,000.00